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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated February 16, 1998 (except Note 6 as to which the date is March 27, 1998) on our audit of the consolidated financial statements of Einstein/Noah Bagel Corp. (the "Company") included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-11197 and 333-44353.



                              ARTHUR ANDERSEN LLP


Denver, Colorado
March 30, 1998